UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2025

INSEEGO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38358	81-3377646
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9710 Scranton Road, Suite 200

San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 812-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	INSG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, the board of directors (the “Board”) of Inseego Corp. (the “Company”) approved an increase in the size of the Board from five to six members, and appointed George Mulhern as a non-employee director to fill the vacancy created by the increase in the size of the Board, with such appointment effective as of April 30, 2025. Upon his appointment to the Board, Mr. Mulhern became a member of the class of directors with terms expiring at the 2025 Annual Meeting of the Stockholders of the Company. The Board has determined that Mr. Mulhern qualifies as “independent” in accordance with the published listing requirements of the Nasdaq Stock Market. Mr. Mulhern has not been appointed to any Board committees at this time. There is no arrangement or understanding pursuant to which Mr. Mulhern was appointed as a director, and there are no related party transactions between the Company and Mr. Mulhern that would require disclosure under Item 404(a) of Regulation S-K.

For his services on the Board, Mr. Mulhern will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 22, 2024. Pursuant to these arrangements, Mr. Mulhern will receive an initial equity award upon joining the Board in the form of restricted stock units (“RSUs”) with an economic value of $145,000. The RSUs vest in three equal annual installments beginning with the first anniversary of the grant date.

In connection with Mr. Mulhern’s appointment as a director of the Company, the Company and Mr. Mulhern will enter into an indemnification agreement, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors, which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2017 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On May 5, 2025, Inseego Corp. (“Inseego” or the “Company”) issued a press release announcing the appointment of George Mulhern to the Company’s Board of Directors. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are filed with this report:

Exhibit No.	Description
99.1	Press Release dated May 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

INSEEGO CORP.

Date: May 5, 2025	By:	/s/ Steven Gatoff
Name: Steven Gatoff
Title: Chief Financial Officer

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